                                                                 Exhibit 99(a)

                            RIVERWOOD HOLDING, INC.
           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                           (In thousands of dollars)
                                  (unaudited)

                                                                                 U.S.
                                                                             Timberlands/
                                                   Coated                        Wood
Company                                            Board     Containerboard    Products     Corporate     Total
-----------------------------------------------  ----------  --------------  ------------  -----------  ----------

Third Quarter 1997:

Income (Loss) from Operations..................  $   17,996    $   (6,385)        --        $  (4,096)  $    7,515

Depreciation and amortization..................      23,969         3,397         --              265       27,631

Purchased asset costs (A)......................       6,724           911         --           --            7,635

Other non-cash charges (B).....................         499            75         --              986        1,560

Dividends from equity investments..............      --            --             --            1,022        1,022
                                                 ----------  --------------  ------------  -----------  ----------

Pro Forma EBITDA (C)...........................  $   49,188    $   (2,002)        --        $  (1,823)  $   45,363
                                                 ----------  --------------  ------------  -----------  ----------
                                                 ----------  --------------  ------------  -----------  ----------

Third Quarter 1996:

Income (Loss) from Operations..................  $   20,563    $  (12,207)    $   --        $  (5,312)  $    3,044

Income from discontinued operations............      --            --             17,453       --           17,453

Depreciation, amortization and cost of timber
  harvested....................................      17,484         4,644          2,241          475       24,844

Purchased asset costs (A)......................       7,021           700          1,138           87        8,946

Other non-cash charges (B).....................       1,506          (535)         1,313           36        2,320

Dividends from equity investments..............      --            --             --              696          696
                                                 ----------  --------------  ------------  -----------  ----------

Pro Forma EBITDA (C)...........................  $   46,574    $   (7,398)    $   22,145    $  (4,018)  $   57,303
                                                 ----------  --------------  ------------  -----------  ----------
                                                 ----------  --------------  ------------  -----------  ----------

First Nine Months 1997:

Income (Loss) from Operations..................  $   53,082    $  (31,923)        --        $ (15,137)  $    6,022

Depreciation and amortization..................      67,850        11,144         --              912       79,906

Purchased asset costs (A)......................      18,810         2,733         --           --           21,543

Other non-cash charges (B).....................       1,777         3,295         --            2,836        7,908

Dividends from equity investments..............      --            --             --            2,717        2,717
                                                 ----------  --------------  ------------  -----------  ----------

Pro Forma EBITDA (C)...........................  $  141,519    $  (14,751)        --        $  (8,672)  $  118,096
                                                 ----------  --------------  ------------  -----------  ----------
                                                 ----------  --------------  ------------  -----------  ----------

                                                                                  U.S.
                                                                              Timberlands/
                                                    Coated                        Wood
                                                     Board    Containerboard    Products     Corporate     Total
                                                   ---------  --------------  ------------  -----------  ---------

Six Months Ended Sept. 28, 1996:

Income (Loss) from Operations....................  $  40,331    $  (19,467)    $   --        $ (11,708)  $   9,156

Income from discontinued operations..............     --            --             32,809       --          32,809

Depreciation, amortization and cost of timber
  harvested......................................     38,779         8,964          4,191        1,147      53,081

Purchased asset costs (A)........................     16,898         1,917          1,982           46      20,843

Other non-cash charges (B).......................      3,012        (1,076)         2,097          116       4,149

Dividends from equity investments................     --            --             --            2,104       2,104
                                                   ---------    ----------     ----------    ---------   ---------

Pro Forma EBITDA (C).............................  $  99,020    $   (9,662)    $   41,079    $  (8,295)  $ 122,142
                                                   ---------    ----------     ----------    ---------   ---------
                                                   ---------    ----------     ----------    ---------   ---------

Predecessor
------------------------------------------------------------------------------------------------------------------

First Quarter 1996:

Income (Loss) from Operations....................  $  24,638    $   (5,955)    $   13,868    $ (16,901)  $  15,650

Depreciation, amortization and cost of timber
  harvested......................................     17,800         4,332          1,735          571      24,438

Other non-cash charges (B).......................      1,265           261            945          232       2,703

Dividends from equity investments................     --            --             --            -          --

Pro forma adjustments............................      3,471           120            218        9,533      13,342
                                                   ---------       -------    ------------  -----------  ---------

Pro Forma EBITDA (C).............................  $  47,174    $   (1,242)    $   16,766    $  (6,565)  $  56,133
                                                   ---------       -------    ------------  -----------  ---------
                                                   ---------       -------    ------------  -----------  ---------

------------------------

Notes:

(A) Certain expenses and costs are excluded from the Company's Income (Loss) from Operations in determining EBITDA (as defined below), including amortization, depreciation or expenses associated with the write-up of inventory, fixed assets and intangible assets in accordance with APB 16 and APB Opinion No. 17, "Intangible Assets", collectively referred to as the "Purchased asset costs."

(B) Other non-cash charges include non-cash charges deducted for LIFO inventory reserves, pension, postretirement and postemployment benefits, depletion of prepaid timber and amortization of premiums on hedging contracts in determining net income other than Purchased asset costs (see above).

(C) Pro Forma EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the first quarter of 1997) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, cost of timber harvested and other non-cash charges deducted in determining consolidated net income and extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates, and calculated on a pro forma basis to exclude Other Costs (see Note 6 in Notes to Condensed Consolidated Financial Statements) of the Predecessor. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Condensed Consolidated Statements of Operations or cash flow data.